SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2016

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55441	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2016, White Mountain Titanium Corporation (the “Company”) entered into a CEO Management Services Agreement (the “Agreement”) with Andrew Sloop, the Company’s CEO and Chairman. The Agreement sets forth the terms and conditions of Mr. Sloop’s services as the Interim Chief Executive Officer of the Company. It provides for monthly compensation of $6,000, retroactive to September 22, 2016, the date on which Mr. Sloop was appointed CEO. The agreement does not have a fixed term but is terminable by either party upon 10 day’s prior written notice. Mr. Sloop is also a member and manager of Nexo Water, WMTM Holdings, LLC, and their joint affiliates, with whom the Company has and may in the future have business transactions. The Agreement Provides for resolution of any conflicts of interest created based upon these relationships pursuant to the terms of NRS Section 78.140, a Nevada statute which addresses potential conflicts of interest between management and the issuer. The Agreement also provides that any corporate opportunities in the area of desalination which become known to Mr. Sloop will be first presented to the Company.

The Agreement moreover provides for indemnification of Mr. Sloop related to any losses arising from his services as CEO. It also provides for advancement of costs, provided Mr. Sloop furnishes the Company with an undertaking to repay such amount or amounts if it is ultimately determined by a court of competent jurisdiction that he was not entitled to be indemnified by the Company as authorized by the Agreement or otherwise. The Agreement further provides that if a claim for indemnification is unavailable to Mr. Sloop, then the Company, in lieu of indemnifying Mr. Sloop, is required to contribute to the amount paid or payable by Mr. Sloop as a result of any losses incurred in such proportion as is appropriate to reflect the relative fault of the Company and Mr. Sloop in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations.

The Agreement further provides a limited release through the date of the Agreement, except for acts constituting gross negligence or criminal activity, for Mr. Sloop, WMTM Holdings, LLC, and Nexo Water arising out of (i) actions and performance in his duties as CEO; (ii) relative directorships in the Company and any subsidiary; (iii) any inherit conflict of interest under the Loan Agreement dated March 16, 2016 with WMTM Holdings, LLC; and (iv) negotiation and execution of the development of the Cerro Blanco desalination plan pursuant to the Assignment of Development Rights of Cerro Blanco Desalination Plant dated March 16, 2016, between the Company and Nexo Water.

A copy of the Agreement is included with this report as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed in Item 1.01 above is hereby incorporated in response to this Item.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	CEO Management Services Agreement dated November 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: November 17, 2016	By	/s/ Andrew Sloop
Andrew Sloop, CEO